UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 26, 2016, R. R. Donnelley & Sons Company (“RR Donnelley”) announced it will adjust its operating segments in connection with its previously announced separation of its financial communications services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) and its publishing and retail-centric print services and office products businesses (“LSC Communications, Inc.” or “LSC”) from its multichannel communications management business (the “Separation”) on October 1, 2016, to be accomplished by the distribution of approximately 80.75 percent of the outstanding common stock of Donnelley Financial and approximately 80.75 percent of the outstanding common stock of LSC to RR Donnelley stockholders as of the close of business on September 23, 2016, the record date for the distributions.

Filed as Exhibit 99.1 are the unaudited pro forma condensed consolidated financial statements of RR Donnelley presented to illustrate the anticipated effects of the Separation of Donnelley Financial and LSC from the historical combined company, and have been derived from the historical consolidated financial statements of RR Donnelley, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and for the fiscal years ended December 31, 2015, 2014 and 2013 assume that the Separation occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 assumes that the Separation occurred on that date. Beginning in the fourth quarter of 2016, the historical financial results Donnelley Financial and LSC for periods prior to the Separation will be reflected in RR Donnelley’s consolidated financial statements as discontinued operations.

Filed as Exhibit 99.2 is a reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA Adjusted for the Separation of Donnelley Financial and LSC. This exhibit contains Non-GAAP financial measures, including Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation. RR Donnelley believes that certain Non-GAAP measures, such as Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations, provide useful information about RR Donnelley’s operating results and enhance the overall ability to assess RR Donnelley’s financial performance. RR Donnelley uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations allows investors to make a more meaningful comparison between RR Donnelley’s core business operating results over different periods of time. RR Donnelley believes that Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations, when viewed with RR Donnelley’s results under GAAP, the pro forma financial statements included in Exhibit 99.1 and the accompanying reconciliations, provides useful information about RR Donnelley’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, RR Donnelley believes that Non-GAAP Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated. Additional information relating to the adjustments for the Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations is set forth in the notes to Exhibit 99.2.

Filed as Exhibit 99.3 are the retrospectively adjusted Unaudited Net Sales by Segment that give account to the operating segment adjustment. For a description of RR Donnelley’s adjusted operating segments, refer to the Business Section as filed under Exhibit 99.4 to this Current Report on Form 8-K. Filed as Exhibit 99.4 is a description of the business of RR Donnelley following the Separation.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of RR Donnelley as of June 30, 2016 and the unaudited pro forma condensed consolidated statements of operations of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013

99.2	Reconciliation of GAAP Net Earnings to Non-GAAP Adjusted EBITDA of RR Donnelley Continuing Operations, Adjusted for the Separation of Donnelley Financial and LSC of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013

99.3	Unaudited Net Sales by Segment – Continuing Operations of RR Donnelley for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013

99.4	Description of RR Donnelley Business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: September 26, 2016	By:	/s/ Daniel L. Knotts
	Name:	Daniel L. Knotts
	Title:	Chief Operating Officer